EXHIBIT 99.1

December 28, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Fannie Mae (formally, the Federal National Mortgage Association) and, under the date of January 20, 2004, we reported on the financial statements of Fannie Mae as of and for the years ended December 31, 2003 and 2002. As described in Fannie Mae’s Form 8-K referred to below, Fannie Mae concluded that their previously filed interim and audited financial statements and the independent auditors reports thereon for the periods from January 2001 through the second quarter of 2004 should no longer be relied upon because such financial statements were prepared applying accounting practices that did not comply with generally accepted accounting principles. On December 21, 2004, we were notified by the Audit Committee of the Board of Directors of Fannie Mae that we were dismissed as the company’s independent auditor. We have read Fannie Mae’s statements included under Item 4.01 of its Form 8-K dated December 28, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with the penultimate sentence of the fifth paragraph.

Very truly yours,

KPMG LLP